UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: June 11, 2007

Commission File Number: 333-137978

BUCKINGHAM EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1978 Vine Street, Suite 502
Vancouver, British Columbia, Canada, V6K 4S1
(Address of principal executive offices)

(604) 737 0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 5.06 Change in Shell Company Status

On June 6, 2007 Buckingham Exploration Inc. ( “we” “our” “us”) through our wholly owned subsidiary, Hyde Park Uranium Inc., completed the purchase of 29 unpatented mining claims (the “Claims”) located in Teller County, Colorado (known as the High Park Property) from Pikes Peak Resources, Inc., a British Columbia corporation. The purchase was completed pursuant to the Purchase and Sale Agreement for Unpatented Mining Claims (the “Pikes Peak Agreement”) between us and Pikes Peak Resources, Inc. (“Pikes Peak”) entered into on May 9, 2007 as previously disclosed by us in our Form 8-K report filed on April 15, 2007.

Prior to its acquisition by us the High Park Property was explored by Cyprus Mining Corporation and a total of 354 holes were drilled on the property. Of these, 339 holes are located on section 25 of the property. Based on a review of the drill results conducted in 1986, Richard Schneider, our consulting geologist, has recommended further exploration in this area. Mineral trends are open ended and identified in at least five horizons within the project area related to braided stream deposits in the Tallahassee Creek conglomerate.

The purchase price of the property was $500,000, plus 5,000,000 shares of our common stock valued at $0.10 per share for a total of $500,000. Pikes Peak is also entitled to receive a net returns royalty of 2% of the proceeds of minerals mined and sold from the claims on the property. We have an option to purchase the royalty for $1,000,000 as adjusted for inflation. We will also reimburse $3,700 to Pikes Peak for the costs of locating the claims. We have also agreed to pay up to $150,000 to repurchase shares of our common stock from Pikes Peak at prevailing market price for any taxes payable by Pikes Peak as a result of the transaction.

There was no material relationship between us or our affiliates and Pikes Peak, other than in respect of the material definitive agreement entered into. We are obligated to pay a finder’s fee of 1,000,000 shares of our common stock to an unrelated party subsequent to closing.

As a result of our acquisition of the High Park Property, we are no longer a shell company as defined in Rule 12b-2 of the Exchange Act.

DESCRIPTION OF BUSINESS:

We were incorporated as a Nevada company on April 4, 2006. We have been engaged in the acquisition, exploration and development of mineral properties since our inception. We have one wholly owned subsidiary, Hyde Park Uranium Inc., a Colorado corporation through which we have acquired mineral claims in Colorado.

We have not yet earned any revenues and have had operational losses to date, as well as an accumulated shareholder deficit. As of February 28, 2007, we had net losses since inception in the amount of ($349,072). We do not expect to generate revenues in the next two years. We may not generate revenues even if our exploration program indicates that mineral deposits may exist on our mineral claims.

Our registration statement on Form SB-2/A became effective as of December 22, 2006. Our common stock became eligible for trading on the NASDAQ-operated Over-the-Counter Bulletin Board (“OTCBB”) on May 8, 2007 under the ticker symbol “BUKX.OB”. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. Information on the OTCBB can be found at www.otcbb.com.

Simpson Island Property

On February 1, 2007 we paid approximately $45,125 to complete the purchase of the mining rights to the Simpson Island Property in the Northwest Territories of Canada. We obtained 100% of the right, title and interest, subject to a 2% net smelter return, to two mineral claims on the Simpson Island Property. On August 8, 2006, we issued 2,000,000 common shares at a fair market value of $0.10 per share as part of the purchase for a value of 200,000. We do not need an exploration license from the Northwest Territories for our preliminary exploration on the Simpson Island Property because we own the mining rights to the property. However, if we decide to do a big drilling program on the property, we will have to apply for the additional permission.

We plan to begin exploration of the Simpson Island Property in the next 12 months. We anticipate that we will require additional financing in order to pursue full exploration of the property.

Pikes Peak Property

On June 6, 2007, through our wholly owned subsidiary Hyde Park Uranium Inc., we completed the purchase of 29 unpatented mining claims known as the High Park Property located in Teller County, Colorado from Pikes Peak Resources, Inc. The purchase was completed pursuant to the Pikes Peak Agreement dated May 9, 2007.

The purchase price of the property was $500,000 and 5,000,000 shares of our common stock. Pikes Peak will also receive a Net Returns Royalty of 2% of the proceeds of minerals mined and sold from the claims. We have an option to purchase the royalty for $1,000,000 as adjusted for inflation. We have agreed to reimburse $3,700 to Pikes Peak for the costs of locating the claims. We have also agreed to buy back shares of common stock from Pikes Peak at prevailing market price up to $150,000 for any taxes payable by Pikes Peak as a result of the transaction.

We do not presently have sufficient financing to undertake full exploration of our mineral claims at the High Park Property or of our Simpson Island Property, and there is no assurance that we will be able to obtain the necessary financing. Our exploration program is preliminary in nature in that its completion will not result in a determination that the mineral property contains commercially exploitable quantities of mineralization. There is no assurance that a commercially viable mineral deposit exist on either of our properties. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of the Simpson Island Property or the High Park Property is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on our mineral properties.

Competition

We are a new and unestablished mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other mineral exploration companies for financing from a limited number of investors that are prepared to make investments in mineral exploration companies. The presence of competing mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also compete with other mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Government Regulations

Canada—Simpson Island Property:

Regarding the Simpson Island Property, we will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Northwest Territories, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Our first two phases of exploration, which will consist of mapping, re-sampling, relocation, geological, geochemical and geophysical surveys, and trenching, will not require any reclamation and environmental mediation work because there will not be significant physical disturbance to the land. Subsequent drilling will require some remediation work. We will need to raise additional funds to finance any drilling program, including remediation costs.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

  Water discharge will have to meet water standards;
  Dust generation will have to be minimal or otherwise re-mediated;
  Dumping of material on the surface will have to be re-contoured and re-vegetated;
  An assessment of all material to be left on the surface will need to be environmentally benign;
  Ground water will have to be monitored for any potential contaminants;
  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
  There will have to be an impact report of the work on the local fauna and flora.

The Canadian Environmental Assessment Act (CEAA), which came into force in January 1995, governs environmental assessment at the federal level. The Canadian Environmental Assessment Agency is in charge of administering the environmental assessment process.

The CEAA requires an environmental assessment where a federal authority supports a private or public sector project in one or more of four ways:

  by being the proponent of the project,
  by providing money for the project,
  by providing land for the project, or
  by issuing some form of regulatory approval for the project.

In Canada, mineral title belongs to the provincial Crown. Mining is generally regulated by the provinces. Provincial mining legislation, policies, and codes of practice, usually have specific requirements for the control of mining wastes.

In Northwest Territories the NWT Environmental Protection Act prohibits the release of contaminants into the environment. The NWT Environmental Rights Act states that "people of the Northwest Territories have the right to a healthy environment and a right to protect the integrity, biological diversity and productivity of the ecosystems."

We are also subject to safety policies of the Canadian Workers Compensation Board that regulates the protection of the health and safety of workers.

In addition to the foregoing, in the future, our Canadian operations may be affected from time to time by political developments in Canada and by Canadian Federal, provincial and local laws and regulations, such as restrictions on mining production and exploration, price controls, tax increases, expropriation of property, modification or cancellation of contract rights, and environmental protection controls. During the initial phases of exploration, there will be no significant costs of compliance with government regulations. However, while it is difficult to know exactly how much these costs will be until we have a better indication of the size and tenor of any production operation, we would expect that they could be high in the production operation.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business activities in the initial phase of exploration.

United States of America—High Park Property:

General:

Any operations at the High Park Property will be subject to various federal and state laws and regulations in the United States which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or the High Park Property with respect to the foregoing laws and regulations. If we escalate our operations at the High Park Property, it is reasonable to expect that compliance with various regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties. We are not presently aware of any specific material environmental constraints affecting our properties that would preclude the economic development or operation of property in the United States.

Environmental laws:

U.S. Federal Laws

The U.S. Forest Service requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project undertaken by the Company.

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. Any future mining operations at the High Park Property may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on the Company's production levels or create additional capital expenditures for pollution control in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, ("CERCLA") imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. We cannot predict the potential for future CERCLA liability with respect to the High Park Property or surrounding areas.

Colorado laws

At the state level, mining operations in Colorado are also regulated by the Colorado Division of Reclamation Mining & Safety. We will be required to hold Colorado mining and reclamation permits that will mandate concurrent and post-mining reclamation of mines and will require the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Other Colorado regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations.

Anticipated Costs

If we commence exploration of the High Park Property, our primary near term cost of compliance with applicable environmental laws is likely to arise in connection with the reclamation of drill holes and access roads. For example, the Bureau of Land Management (“BLM”), an agency of the U.S. Department of Interior, has promulgated surface management regulations which govern drill hole and access road reclamation on BLM lands. Similar regulations can be expected to be complied with on our lands which are on U.S. Forest Service lands, or state property for which we have been issued mineral licenses. Drill holes typically can be reclaimed for nominal costs.

The costs of reclaiming roads for access and drill programs can become expensive, however. Should we mount larger programs, such costs could vary from a few hundred to a few thousand dollars per drill hole site. Whereas roads will not be built unless our exploration programs are more advanced, drill road reclamation costs will vary according to the amount of road construction, which we cannot estimate at this time. Once a plan of exploration has been submitted and where drill holes or access roads will be undertaken, we will be required to post reclamation bonds. It is difficult to estimate what the cost of such bonds will be, since the bonding requirements are unique to the proposed exploration plan. However, it is a reasonable assumption that in some circumstances these bonds may be a significant percentage of the exploration costs.

Intellectual Property

We have not filed for any protection of our trademark for Buckingham Exploration. We own the copyright of all of the contents of our website, www.buckinghamexploration.com, which we are currently developing.

Research and Development Expenditures

We have not spent any significant amounts on research and development activities since our inception.

Employees

As of June 7, 2007 we have no part time or full time employees. Our director and President works part time as independent contractor and works in the areas of business development and management. He currently contributes approximately 30 hours a week to Buckingham. We currently engage independent contractors in the areas of accounting, geological, legal, consulting, marketing, accounting, bookkeeping and other services.

Subsidiaries

As of June 6, 2007, we have one wholly owned subsidiary, Hyde Park Uranium Inc., a Colorado corporation through which we have acquired mineral claims in Colorado.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis or Plan of Operation is incorporated by reference as Item 2 of our Report on Form 10-QSB filed April 16, 2007.

DESCRIPTION OF PROPERTY

Our principal offices are located at 1978 Vine Street, Suite 502, Vancouver, British Columbia, Canada, V6K 4S1. Our telephone number is (604) 737 0203.

Simpson Island Property

The description of the Simpson Island Property is incorporated by reference as the Description of Property of our Registration on Form SB-2/A filed December 22, 2006.

High Park Property

Location

The High Park Property consists of 29 unpatented claims located in Sections 25, 30 and 31, T15S, R71W, Teller County Colorado, 6th New Mexico Meridian. The area is located approximately 30 miles northwest of Canon City, Colorado. Each of the three sections is approximately 1 square mile in area. The project area is covered predominantly with sediments, gravel and cobble size material. Vegetation in the area consists of sage brush, assorted cacti, bristle cone pine trees and buffalo grass. The existing claims are accessible by a well maintained county road which crosses the North East ¼ of Section 25. Topography in the area consists of rolling hills to the north, south and west. To the east the claims goes into rough canyon country and extended elevations approximately 1,500 to 2,000 feet above the desert floor. A map of the location is not available at the time of this report.

Ownership Interest

On June 6, 2007 through our wholly owned subsidiary, Hyde Park Uranium Inc., we completed the purchase of 29 unpatented mining claims (the “Claims”) located in Teller County, Colorado (known as the High Park Property) from Pikes Peak Resources, Inc. pursuant to the Pikes Peak Agreement dated May 9, 2007.

The purchase price of the property was $500,000 and 5,000,000 shares of our common stock. Pikes Peak also is entitled to receive a Net Returns Royalty of 2% of the proceeds of minerals mined and sold from the claims on the property. We have an option to purchase the royalty for $1,000,000 as adjusted for inflation. We have agreed to reimburse $3,700 to Pikes Peak for the costs of locating the claims. We have also agreed to buy back shares of common stock from Pikes Peak at prevailing market price up to $150,000 for any taxes payable by Pikes Peak as a result of the transaction.

History of Operations

Prior to our acquisition of the High Park Property, it was explored by Cyprus Mining Corporation and a total of 354 holes were drilled on the property. Of these, 339 holes are located on section 25 of the property where uranium ore reserves have been partially delineated. Mineral trends are open ended and identified in at least five horizons within the project area related to braided stream channel deposits in the Tallahassee Creek Conglomerate. Fifteen holes were drilled in the North West corner of section 31, of which two holes contained U3O8 ore grade intercepts at open pit depths. No Holes have been drilled on section 30.

The initial project also included leased property in section 25, and state section 36, which is held by the Cotter Corporation. U3O8 ore reserves also exist on both of these properties and a test pit was opened on section 36 for pre-mining evaluation and test. The High Park Property was to be mined and blended with ore from the Hansen Mine during milling operations. With the decline of the uranium industry in the early 1980’s, all projects were curtailed, and many properties, including the High Park claims were relinquished and turned back to the original land holders. Since that time the claims have been maintained, and a comprehensive study of the area and date completed.

Present Condition of the Property and Current State of Exploration

In the 1970’s a small ore body was drilled on Section 25. The drilling contained approximately 354 holes.

In April 2006, we hired a geologist, Richard E. Schneider, to prepare a report evaluating the High Park Property. Based on his own evaluation and on historical work by Pikes Peak, our geologist recommended a two stage exploration program, which we intend to carry out.

Our plan of exploration for the High Park Property is as follows:

Description of Phase of Exploration	Description of Exploration Work Required
First Phase of Drilling	Complete drilling of 25 new holes to confirm prior exploration results and delineate ore body Conduct ground scintillation survey to identify new drilling targets Sample volcanic intrusives
Second Phase of Drilling	Conduct comprehensive drill program based on first phase results Stake out 25-30 new claims Conduct survey and drilling evaluation of newly acquired claims

The anticipated timetable and estimated budget for completion for each stage of exploration are as follows:

Stage of Exploration	Anticipated Timetable for Completion	Estimated Cost of Completion
First Phase of Drilling	Spring or Summer 2007	Exploration Equipment Field & survey work, mapping, project geologist salary and expenses for 12 months. 25 drill holes at 10$ per foot Permitting, surveying, and maintenance of claims	$100,000 $75,000 $65,000 $50,000
		Total Cost of First Phase	$290,000
Second Phase of Drilling	Fall 2008 or Spring 2009	Comprehensive drilling program of first phase area Property leasing and staking of new claims Evaluation of newly staked claims	$200,000 $100,000 $250,000
		Total Cost of Second Phase	$550,000

Geology

The project area 25 is part of the Tallahassee Creek Conglomerate of Oligocene age. Outcrops of the Oligocene Wall Mountain Tuff also occur throughout areas the unexplored areas 30 and 31. The Echo Park Formation of Eocene age also outcrops in the central part of section 25 on fairly steep slopes and in gullies. The outcrop area has not been extensively explored, and a detailed description of the Echo Park Formation is not available. Mineralized trends are identified in at least five horizons within the project area. These are related to multiple braided stream channel deposits in the Tallahassee Creek Conglomerate, and possibly the Echo Park Formation. These channels cut into the underlying granites and rhyolites. The channel system is identified as having weathered medium to large granite boulders, volcanic tuff and smaller sand and gravels. The streams are further identified as containing small to large pieces of petrified palm wood and carbonized wood. The channels can range in width from several hundred feet to over a mile. The channels are Eocene in age and classified as being 35,000,000 years old.

Mineralization

The ore is contained in the Tallahassee Creek Conglomerate. The minerals are autunite, uraninite, gummite and uranophane. To the east side of the property is a volcanic intrusive that has come up through the granites and rhyolites. It is estimated to be approximately 1,800 feet by 2,500 feet in area and Tertiary in age. Depth could go to several thousands of feet. The intrusive is radioactive.

Glossary of Technical Terms

Term	Definition
Autunite	a radioactive, yellow, greenish fluorescent mineral characterized by high uranium content and that is used as uranium ore.
Braided stream or braided stream channels.

a network of small channels separated by small and often temporary islands called braid bars. Braided streams are common wherever a drastic reduction in water flow causes the rapid deposition of the stream's sediment load. Braided channels are also typical of river deltas and areas of high erosion.

Extrusive	a body of igneous rock that has crystallized from a molten magma below the surface
Granite	a commonly occurring variety of intrusive igneous rock.
Ground Scintillation	a method of uranium prospecting that employs a scintillation counter, a specialized instrument for detecting the presence of radioactive minerals.
Gummite	a yellow amorphous mineral composed of uranium minerals, oxides, silicates, hydrates and hydrous oxides of uranium, derived from the alteration of uraninite. It is named for its gum-like consistency.
Intrusive	a body of igneous rock that has crystallized from a molten magma below the surface.
Igneous	a body of rock that has crystallized from a molten magma.
Eocene	a geologic period that extends between 55 and 34 million years ago.
Oligocene	a geologic period that extends between 34 million to 23 million years ago.
Rhyolite	a commonly occurring variety of extrusive igneous rock.
Sediment	any particulate matter that can be transported by fluid flow and which eventually is deposited as a layer of solid particles on the bed or bottom of a body of water or other liquid.
Tertiary	a geological period that extends approximately 65 million to 1.8 million years ago.
Uraninite	a black, uranium-rich mineral that also contains lead and rare earths.
U3O8	a uranium feedstock ore that contains dirt and other rocks. It is for all subsequent uranium processing and applications.
Uranophane	a yellow, radioactive mineral composed of uranium and silica that forms from the oxidation of uranium bearing minerals.
Wall Mountain Tuff	a type of rock formed from volcanic ash ejected from vents during a volcanic eruption and forming on mountain walls.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of June 6, 2007, of our common stock by our director, and by our executive officers and director as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 6, 2007, there were 35,382,250 of our common shares issued and outstanding. All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and
	Name and Address of	Nature of
Title of Class	Beneficial Owner	Beneficial	Percent of
		Ownership	Class (1)

Common	C. Robin Relph (2)	11,500,000	32%
	15 Nebuck House
	Olde Towne at Sandyport
	West Bay Street
	Nassau, Bahamas

Common	Donna Moroney (3)
	#104 1777 W 13th Ave	100,000	Less than 1%
	Vancouver BC V6J 2H2
	Canada

Common	Hamersley Management Inc. (4)		5%
	Pasea Estate, Road Town	1,850,000
	Tortola
	British Virgin Islands
	c/o Sercor Treuhand
	P.O. Box 749

Common	Vaduz, Liechtenstein
	Sharron Levinkind	2,000,000	6%
	30-8291 General Currie Road
	Richmond, British Columbia
	Canada V6Y 1L9

	Mark Orsmond		6%
	993 Hampshire Road
Common	North Vancouver, British	2,000,000
	Columbia
	Canada V7R 1V2

Common	Cocotropolis Inc. (5)		6%
	142-757 West Hastings St.	2,000,000
	Suite 309
	Vancouver, British Columbia
	Canada V6C 1A1

Common	Pikes Peak Resources Inc. (6)		14%
	Suite 880 -609 Granville Street	5,000,000
	Vancouver, British Columbia
	Canada V7V 1G5

	All Officers and Directors as	13,400,000	32%
	a Group

(1)	Based on 35,382,250 issued and outstanding shares of common stock as of June 6, 2007.

(2)	C. Robin Relph is a director, President, treasury, CEO and CFO of Buckingham.
(3)	Donna Moroney is the secretary of Buckingham.
(4)	SGRA Holdings AG has management and investment control of Hamersley Management Inc. Thomas Gruber has management and investment control of SGRA Holdings AG. .
(5)	Shelley Miller has management and investment control of Cocotropolis Inc. C. Robin Relph is a director.
(6)	Bill Daily has management and investment control of Pikes Peak Resources Inc.

DIRECTOR AND EXECUTIVE OFFICES, PROMOTERS AND CONTROL PERSONS.

Directors and Officers

According to our bylaws, the authorized number of directors of the corporation shall be not less than one and no more than fifteen and shall be set by resolution of the Board of Directors.

Our current director and officer is:

Name	Age	Position

C. Robin Relph	57	Director, President, Chief Executive Officer, Chief Financial Officer Treasurer, Principal Accounting Officer

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

C. Robin Relph, Director, President, CEO and CFO

Mr. Relph was our founder and has been our President and sole director since April 4, 2006. From May 2002 to the present, Mr. Relph's principal occupation has been acting as the President of Garuda Capital Corp., a company in the business of mining and chocolate manufacturing, quoted under the symbol GRUA.OB. Also for the past five years, Mr. Relph has been the managing director of Buckingham Securities Ltd., an investment company in London, UK. As a former member of various international stock exchanges and the London Life Market, Mr. Relph has considerable experience in public companies affairs, fund raising and deal structuring. Mr. Relph is a Director of Garuda Capital Corp., a public company quoted under the symbol GRUA.PK. Mr. Relph is also Chairman of the Rigpa Foundation, a charitable trust.

EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer, and to other persons serving as executive officers as of February 28, 2007, whose salary and bonus for Fiscal 2007 year exceeded $100,000 (the “Named Executive Officer”) for the last two completed fiscal years.

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
C. Robin Relph, CEO (1)	Fiscal 2007	4,500 (2)	Nil	Nil	Nil	Nil	Nil	Nil	4,500
	Fiscal 2006 (3)	1,000	Nil	Nil	Nil	Nil	Nil	Nil	1,000

(1)	C. Robin Relph is our President, CEO, Chief Financial Officer and sole Director.

(2)

Represents management fees paid to Mr. Relph as CEO at $500 per month. We are also indebted to Mr. Relph as at February 28, 2007 for $9,807 which includes $5,500 for management services and $4,307 for cash advances provided by Mr. Relph.

(3)	For the period from Inception (April 4, 2006) to May 31, 2006.

Executive Agreements

We have entered into a management agreement with C. Robin Relph dated May 7, 2007 with effect from March 1, 2007 regarding Mr. Relph’s service as President, CEO and Chief Financial Officer. Pursuant to that agreement, Mr. Relph received remuneration at the rate of $10,000 per month commencing as of March 1, 2007, payable at the beginning of each month, or accruing as a debt owing by us to Mr. Relph beginning as of March 1, 2007. Mr. Relph also received 2,000,000 three year options to purchase shares of the Company’s common stock at $0.10 per share. The Compensation payable to Mr. Relph pursuant to the May 7, 2007 management agreement is not reflected in the above compensation table.

Prior to the above mentioned agreement, we entered into a management agreement dated April 5, 2006 with C. Robin Relph regarding his services as Chief Executive Officer, Chief Financial Officer and Principal Account Officer of the Company. Pursuant to that agreement, Mr. Relph earned $500 per month commencing April 5, 2006, payable at the beginning of each month.

Option Grants in the Last Fiscal Year

No stock options were granted to the Named Executive Officer during the period from March 1, 2006 to February 28, 2007.

On May 7, 2007, pursuant to the management agreement between the Company and C. Robin Relph of the same date, the Company issued to Mr. Relph 2,000,000 options to purchase shares of the Company’s common stock at $0.10 per share. The options issued to Mr. Relph vested on May 7, 2007 and will expire on May 7, 2010.

Director Compensation

Our sole director, C. Robin Relph did not receive compensation for his service as director other than as listed in the above compensation table.

Director Agreements

We have no standard arrangement pursuant to which our director is compensated for his services in his capacity as director. The board of directors may award special remuneration to any director undertaking any special services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the last fiscal year we entered into or carried out the following transactions with or in relation to C. Robin Relph, the president, secretary, treasurer and sole director of the Company. During the nine month period ended February 28, 2007, we paid a total of $4,500 to Mr. Relph for management services at $500 per month. During the same period we paid $2,250 for rent at $250 per month to Hagensborg Foods Ltd., a company of which Mr. Relph is a director. At February 28, 2007, we are indebted to Hagensborg Foods Ltd. for $2,750 of rent expense. This amount is unsecured, non-interest bearing, and has no repayment terms.

During the nine month period ended February 28, 2007, we are also indebted to Mr. Relph for $9,807 which includes $5,500 for management services and $4,307 for cash advances provided by Mr. Relph. These amounts are unsecured, non-interest bearing and have no repayment terms.

During the nine month period ended February 28, 2007, we received a $46,525 unsecured loan bearing interest at 1% per month from Cocotropolis Inc., a company of which Mr. Relph is a director and the sole shareholder. We repaid $21,533 of that loan and at February 28, 2007, the balance of $25,842 is owing. During the nine month period ended February 28, 2007, we incurred $474 of interest expense.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of our total assets for the last one fiscal year.

DESCRIPTION OF SECURITIES

The description of our securities is incorporated by reference as the Description of Securities of our Registration on Form SB-2/A filed December 22, 2006.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "BUKX.OB". Our common stock began quotation on the OTC Bulletin Board on May 8, 2007. From May 8, 2007 to May 31, 2007 the highest price of our common shares as quoted on the OTC Bulletin Board was $0.30 and the lowest price was $0.70. On June 13, 2007 the high and law price of our common stock was $0.65. As of June 6, 2007 we had 35,382,250 shares of common stock outstanding and approximately 58 stockholders of record.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party against us. None of our directors, officers or affiliates are (i) a party adverse to us in any legal proceedings, or (ii) have an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings that have been threatened against us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements for the fiscal year ended May 31, 2007 have been referenced in this form 8-K in reliance upon Manning Elliott LLP, Chartered Accountants, as experts in accounting and auditing.

RECENT SALES OF UNREGISTERED SECURITIES

On May 16, 2007 we sold a non-brokered private placement of 4,300,000 units at a price of $0.25 per unit, raising a total of $1,075,000. Each unit consists of one common share and one non-transferable share purchase warrant for the purchase of one further common share within two years at the price of $0.30 cents per share in year one and $0.35 cents per share in year two. The units have been placed with various European investors. The funds have been or will be used for the purchase of the High Park mineral claims, unallocated working capital, and exploration programs. We paid a finder's fee to a third party of 215,000 shares of our common stock at fair market value of $.025 per share equal to 5% of that private placement

With respect to the unregistered sales made, we relied on Regulation S of the Securities Act of 1933, as amended. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

Prior to the above described transaction we completed the following sales of unregistered securities from inception on April 4, 2006 to December 11, 2006:

  On September 28, 2006, we issued 120,000 shares of common stock at $0.10 per share as compensation for services of our transfer agent, Island Capital Management LLC dba Island Stock Transfer. The shares issued to our transfer agent, US shareholder, were exempt from registration pursuant to Section 4(2) of the Securities Act.

  On May 8, 2006, we issued 20,000,000 shares of common stock to our director, C. Robin Relph at $0.0001 per share.

  On May 20, 2006, we issued 1,000,000 shares of common stock to Shelley Miller in exchange for cash at $0.0001 per share.

  On May 26, 2006, we issued 1,000,000 shares of common stock to Aran Asset Management SA in exchange for cash at $0.0001 per share.

  On July 1, 2006, we issued an aggregate of 527,250 shares of common stock in exchange for cash at $0.10 per share to investors outside of the US.

  On August 8, 2006, we issued 1,000,000 shares of our common stock at $0.10 to each Elite Vantage Development Limited, in Hong Kong, and Henry Tam in partial payment for the purchase of 100% of the right, title and interest, subject to a 2% smelter return, to a mineral claim our the Simpson Island Property. We paid $45,125 to complete the purchase of the mineral claim.

As of June 6, 2007, other than the above mentioned transactions, we did not sell any other securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Buckingham is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, is as follows:

  Article V of our Bylaws, filed as Exhibit 3.3 to our Registration Statement on Form SB-2 filed October 13, 2006; and

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Buckingham responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

FINANCIAL STATEMENTS

Our Financial Statements are incorporated by reference as Part I of our Report on Form 10-QSB filed April 16, 2007 and Part I our Registration Statement on Form SB-2/A filed December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	BUCKINGHAM EXPLORATION INC.
(Registrant)

By: /s/ C. Robin Relph
President